Exhibit 99.1

Contact:	Mary Skafidas Investor and Public Relations (212) 521-2788

  NEWS RELEASE

LOEWS CORPORATION REPORTS NET INCOME OF
$295 MILLION FOR THE FIRST QUARTER OF 2017

NEW YORK, May 1, 2017—Loews Corporation (NYSE:L) today reported net income of $295 million, or $0.87 per share, for the three months ended March 31, 2017, compared to $102 million, or $0.30 per share, in the prior year period.

Net income increased $193 million as compared to the prior year due to higher earnings at CNA Financial Corporation, Boardwalk Pipeline Partners, LP and Loews Hotels & Co, as well as higher income generated by the parent company investment portfolio. These increases were partially offset by lower earnings at Diamond Offshore Drilling, Inc.

Book value per share increased to $54.91 at March 31, 2017 from $53.96 at December 31, 2016. Book value per share excluding accumulated other comprehensive income (AOCI) increased to $55.35 at March 31, 2017 from $54.62 at December 31, 2016.

CONSOLIDATED HIGHLIGHTS

	Three Months Ended March 31,
(In millions, except per share data)	2017	2016

Income before net investment gains (losses)	$275	$119
Net investment gains (losses)	20	(17)
Net income attributable to Loews Corporation	$295	$102

Net income per share	$0.87	$0.30

	March 31, 2017	December 31, 2016

Book value per share	$54.91	$53.96
Book value per share excluding AOCI	55.35	54.62

CNA’s earnings increased due to higher net investment income driven by improved limited partnership results, realized gains in 2017 as compared to losses in 2016 and lower adverse reserve development recorded in 2017 under the 2010 asbestos and environmental pollution loss portfolio transfer as compared to 2016. These increases were partially offset by lower underwriting income from its core P&C business driven by unfavorable premium development.

Diamond Offshore’s earnings declined due to continuing depressed market conditions, partially offset by lower depreciation expense resulting mainly from the asset impairment charges taken in prior years. In 2016, Diamond Offshore’s earnings benefited from $40 million in demobilization revenue for a rig that completed its contract in January 2016.

Boardwalk Pipeline’s earnings were higher due to revenues from new growth projects recently placed in service and higher parking & lending and storage revenues, partially offset by higher interest expense.

Loews Hotels earnings increased due to higher joint venture equity income and includes a net benefit of $6 million (after tax) related to an asset sale and an impairment of an investment in a joint venture.

Income generated by the parent company investment portfolio improved $46 million primarily due to stronger performance from limited partnership investments and equities.

CONFERENCE CALLS

A conference call to discuss the first quarter results of Loews Corporation has been scheduled for today at 11:00 a.m. ET. A live webcast will be available at www.loews.com. Those interested in participating in the question and answer session should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 4989971. An online replay will also be available on the Loews Corporation’s website following the call.

A conference call to discuss the first quarter results of CNA has been scheduled for today at 10:00 a.m. ET. A live webcast will be available at http://investor.cna.com. Those interested in participating in the question and answer session should dial (888) 516-2447, or for international callers, (719) 325-2216.

A conference call to discuss the first quarter results of Boardwalk Pipeline has been scheduled for today at 9:30 a.m. ET. A live webcast will be available at www.bwpmlp.com. Those interested in participating in the question and answer session should dial (855) 793-3255 or for international callers, (631) 485-4925. The conference ID number is 5389383.

A conference call to discuss the first quarter results of Diamond Offshore has been scheduled for today at 8:30 a.m. ET. A live webcast will be available at www.diamondoffshore.com. Those interested in participating in the question and answer session should dial (844) 492-6043, or for international callers, (478) 219-0839. The conference ID number is 1792549.

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ABOUT LOEWS CORPORATION

Loews Corporation is a diversified company with three publicly-traded subsidiaries: CNA Financial Corporation (NYSE: CNA), Diamond Offshore Drilling, Inc. (NYSE: DO) and Boardwalk Pipeline Partners, LP (NYSE: BWP); and one wholly owned subsidiary, Loews Hotels & Co. For more information, please visit www.loews.com.

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FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Selected Financial Information

	Three Months Ended March 31,
(In millions)	2017	2016
Revenues:
CNA Financial (a)	$2,329	$2,203
Diamond Offshore	377	471
Boardwalk Pipeline	368	347
Loews Hotels	167	163
Investment income (loss) and other	59	(11)
Total	$3,300	$3,173

Income (Loss) Before Income Tax:
CNA Financial (a) (b)	$345	$58
Diamond Offshore	25	83
Boardwalk Pipeline	118	99
Loews Hotels	19	9
Investment income (loss), net	59	(13)
Corporate (c)	(56)	(41)
Total	$510	$195

Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a) (b)	$234	$60
Diamond Offshore	12	43
Boardwalk Pipeline	37	31
Loews Hotels	10	3
Investment income (loss), net	38	(8)
Corporate (c)	(36)	(27)
Net income attributable to Loews Corporation	$295	$102

(a)
Includes realized investment gains of $34 million ($20 million after tax and noncontrolling interests) and losses of $28 million ($17 million after tax and noncontrolling interests) for the three months ended March 31, 2017 and 2016.

(b)
Includes charges of $20 million ($12 million after tax and noncontrolling interests) and $127 million ($74 million after tax and noncontrolling interests) for the three months ended March 31, 2017 and 2016 related to the 2010 retroactive reinsurance agreement to cede CNA’s legacy asbestos and environmental pollution liabilities.

(c)	Consists primarily of corporate interest expense and other unallocated expenses.

Loews Corporation and Subsidiaries
Consolidated Financial Review

	Three Months Ended March 31,
(In millions, except per share data)	2017	2016
Revenues:
Insurance premiums	$1,645	$1,699
Net investment income	604	422
Investment gains (losses)	34	(28)
Contract drilling revenues	364	444
Other revenues	653	636
Total	3,300	3,173

Expenses:
Insurance claims & policyholders’ benefits (a)	1,293	1,408
Contract drilling expenses	204	213
Other operating expenses	1,293	1,357
Total	2,790	2,978

Income before income tax	510	195
Income tax (expense) benefit	(119)	4
Net income	391	199
Amounts attributable to noncontrolling interests	(96)	(97)
Net income attributable to Loews Corporation	$295	$102

Net income per share attributable to Loews Corporation	$0.87	$0.30

Weighted average number of shares	337.68	339.25

(a)
Includes charges of $20 million ($12 million after tax and noncontrolling interests) and $127 million ($74 million after tax and noncontrolling interests) at CNA for the three months ended March 31, 2017 and 2016 related to the 2010 retroactive reinsurance agreement to cede CNA’s legacy asbestos and environmental pollution liabilities.